Exhibit 10.8(a)
FOURTEENTH AMENDMENT TO LOAN AND SERVICING AGREEMENT
     THIS FOURTEENTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of November 2, 2007 (this “Amendment”), is entered into among TRM Inventory Funding Trust (“Borrower”), TRM ATM Corporation, in its individual capacity (“TRM ATM”) and as Servicer (in such capacity, “Servicer”), Autobahn Funding Company LLC (“Lender”), DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as Administrative Agent (in such capacity, “Administrative Agent”) and as Liquidity Agent (in such capacity “Liquidity Agent”), and U.S. Bank National Association, as Collateral Agent (“Collateral Agent”).
RECITALS
     A. Borrower, TRM ATM, Servicer, Lender, Administrative Agent, Liquidity Agent and Collateral Agent are each a party to that certain Loan and Servicing Agreement, dated as of March 17, 2000 (as amended, the “Agreement”); and
     B. The parties to the Agreement desire to amend the Agreement as hereinafter set forth.
AGREEMENT
          1. Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.
          2. Amendments to Agreement. Effective as of Effective Date (as defined in Section 3 below), the Agreement shall be amended as follows:
     2.1 Clause (ix) of the definition of “Servicer Event of Default” is hereby amended and restated in its entirety as follows: “(ix) The Tangible Net Worth of TRM shall at any time be less than $12,000,000; or”.
     2.2 The first sentence of Section 8.02(c) shall be amended and restated in its entirety as follows: “The Servicer shall maintain with respect to the Servicer’s officers and directors one or more D&O insurance policies with an aggregate amount of coverage equal to not less than $10,000,000.”
          3. Conditions to Effectiveness and Retroactive Application of Amendments. This Amendment shall become effective as of the date first written above (the “Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment, duly executed by all parties hereto. Upon the Effective Date, the amendment in Section 2.1 hereof shall be deemed to have taken effect on September 30, 2007 and the amendment in Section 2.2 hereof shall be deemed to have taken effect on July 1, 2007.

          4. Representations and Warranties. Each of the Borrower, TRM ATM and Servicer represents and warrants to the other parties hereto that (a) each of the representations and warranties of such Person set forth in the Agreement is true and correct as of the date of the execution and delivery of this Amendment by such Person, with the same effect as if made on such date, (b) the execution and delivery by such Person of this Amendment and the performance by such Person of its obligations under the Agreement, as amended hereby (as so amended, the “Amended Agreement”), (i) are within the powers of such Person, (ii) have been duly authorized by all necessary action on the part of such Person, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or other organizational documents of such Person or (B) any agreement, judgment, injunction, order, decree or other instrument binding on such Person and (c) the Amended Agreement is the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms.
          5. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement,” “hereof,” “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.
          6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to any otherwise applicable principles of conflict of laws.
          8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRM INVENTORY FUNDING TRUST

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Michael G. Oller, Jr.

Name: Michael G. Oller, Jr.
Title: Senior Financial Services Officer

TRM ATM CORPORATION

By:	/s/ Michael J. Dolan

Name: Michael J. Dolan Title: Chief Financial Officer

AUTOBAHN FUNDING COMPANY LLC

By:	DZ Bank AG Deutsche Zentral- Genossenschaftsbank, as its attorney-in-fact

By:	/s/ Patrick F. Preece

Name: Patrick F. Preece
Title: Senior Vice President

By:	/s/ Christian Haesslein

Name: Christian Haesslein
Title: Assistant Vice President

DZ BANK AG DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK, as Administrative Agent and Liquidity Agent

By:	/s/ Patrick F. Preece

Name: Patrick F. Preece
Title: Senior Vice President

By:	/s/ Christian Haesslein

Name: Christian Haesslein
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Shannon M. Rantz

Name: Shannon M. Rantz
Title: Vice President

November 2, 2007
Wilmington Trust Company,
    not in its individual capacity
    but solely as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration
Re: Fourteenth Amendment to Loan and Servicing Agreement
     We refer (i) to the Deposit Trust Agreement, dated as of March 14, 2000 (the “Trust Agreement”), among TRM ATM Corporation, as Administrator, GSS Holdings, Inc., as Depositor, and Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the “Owner Trustee”) and (ii) the Administration Agreement, dated as of March 17, 2000 (the “Administration Agreement”) between TRM Inventory Funding Trust and TRM ATM Corporation, as Administrator (the “Administrator”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in or by reference in the Trust Agreement.
     The undersigned, being the Administrator of the Trust pursuant to the Administration Agreement, hereby requests and directs you, as Owner Trustee, to execute and deliver the Fourteenth Amendment to the Loan and Servicing Agreement, in such form as may be tendered to the Owner Trustee by Mayer Brown LLP. By acknowledging below, the Certificateholders acknowledge, agree and consent to your execution of such documents, and join in giving the instruction and direction set forth in the preceding sentence.
     In order to induce you to take the foregoing action, we hereby agree to indemnify Wilmington Trust Company, its directors, officers, employees, and agents (individually, an “Indemnitee”) for, and agree to hold each Indemnitee harmless against, any liability, loss or expense (including, without limitation legal and other professional fees and expenses) incurred by an Indemnitee in connection with or arising out of the taking by Wilmington Trust Company, as Owner Trustee, of the foregoing requested action, all in accordance with Section 6.9 of the Trust Agreement.

     This letter of instruction may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Very truly yours, TRM ATM CORPORATION, as Administrator
By:	Michael J. Dolan
	Name:	Michael J. Dolan
	Title:	Chief Financial Officer

Acknowledged, Agreed and Consent to:
AUTOBAHN FUNDING COMPANY LLC

By: DZ Bank AG Deutsche Zentral- Genossenschaftsbank, As its attorney-in-fact

By:	/s/ Patrick F. Preece

Name: Patrick F. Preece
Title: Senior Vice President

By:	/s/ Christian Haesslein

Name: Christian Haesslein
Title: Assistant Vice President

GSS HOLDINGS, INC.

By:	/s/ Bernard J. Angelo

Name: Bernard J. Angelo
Title: Vice President